                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the registrant /X/

Filed by a party other than the registrant / /

Check the appropriate box:

         / /    Preliminary Proxy Statement
         / /    Confidential, for Use of the Commission Only (as permitted by
                Rule 14a-6(e)2))
        /X/     Definitive Proxy Statement
        / /     Definitive Additional Materials
        / /     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12


                          GST TELECOMMUNICATIONS, INC.
-------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)


-------------------------------------------------------------------------------
         (Name of Person(s) filing Proxy Statement, if other than Registrant)

         Payment of filing fee (check the appropriate box):

         /X/    No fee required.

         / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)    Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:

         / / Fee paid previously with preliminary materials.

         / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount Previously Paid:


-------------------------------------------------------------------------------


         (2) Form, Schedule or Registration Statement no.:


-------------------------------------------------------------------------------


         (3) Filing Party:



-------------------------------------------------------------------------------

         (4) Date Filed:

                          GST TELECOMMUNICATIONS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     NOTICE is hereby given that the Annual Meeting (the "Meeting") of the shareholders of GST Telecommunications, Inc. (the "Company") will be held at The Pan Pacific Hotel, 300-999 Canada Place, Vancouver, British Columbia, Canada, on Thursday, June 8, 2000 at 10:30 a.m. (local time) for the following purposes:

     1. To receive the Annual Report of the Company, including the report of the directors and the consolidated annual financial statements of the Company for the fiscal year ended December 31, 1999 together with the auditors report thereon.

     2. To fix the number of directors to be elected at six (6) and to elect directors to hold office until the next Annual Meeting of the shareholders or until their successors are duly elected or appointed.

     3. To consider, and if thought fit, to approve an amendment to the Company's Amended and Restated 1996 Employee Stock Purchase Plan, to provide for the reservation of an additional 300,000 shares for issuance thereunder.

     4. To consider, and if thought fit, to approve an amendment to the Company's 1999 Stock Option Plan, to "pour-over" Common Shares available for issuance under the Company's other stock option plans into the 1999 Stock Option Plan.

     5. To consider, and if thought fit, to approve a proposal to re-grant and re-price certain of the Company's outstanding stock options.

     6. To consider, and if thought fit, to approve an amendment to the Company's 1999 Stock Option Plan, to provide for the reservation of an additional 2,000,000 shares for issuance thereunder.

     7. To appoint auditors for the Company until the next Annual Meeting of the shareholders and to authorize the directors to fix the remuneration to be paid to the auditors.

     8. To transact such other business as may properly come before the Meeting, or any adjournment thereof.


     Further information regarding the matters to be considered at the Meeting are set out in the accompanying Proxy Circular.

     Shareholders unable to attend the Meeting in person are requested to read the enclosed Proxy Circular, and then complete, sign and return the accompanying Proxy Card for use at the Meeting. To be effective, the Proxy Card must be received by the Company's transfer agent, Montreal Trust Company of Canada, 510 Burrard Street, Vancouver, British Columbia, V6C 3B9, (facsimile (604) 683-3694) not later than 48 hours (excluding Saturdays, Sundays and statutory holidays) before the time of the Meeting or any adjournment thereof. Non-registered shareholders who received these proxy materials through their broker or other intermediary should deliver the Proxy Card in accordance with the instructions given by such broker or other intermediary.

     Only shareholders of record on the close of business on April 27, 2000 are entitled to notice of, and, subject to the provisions of the CANADA BUSINESS CORPORATIONS ACT, to vote at, the Annual Meeting.

DATED at Vancouver, Washington, as of this 1st day of May, 2000.


                                       ON BEHALF OF THE BOARD OF DIRECTORS


                                       /s/ Robert A. Ferchat
                                       -------------------------------------
                                          (Robert A. Ferchat)
                                          Chairman of the Company


WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

                          GST TELECOMMUNICATIONS, INC.
                                4001 MAIN STREET
                           VANCOUVER, WASHINGTON 98663

                PROXY CIRCULAR FOR ANNUAL MEETING OF SHAREHOLDERS

          THIS PROXY CIRCULAR CONTAINS INFORMATION AS AT APRIL 17, 2000

                                  ----------

         THIS PROXY CIRCULAR AND THE ACCOMPANYING NOTICE OF MEETING AND PROXY CARD ARE BEING FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF GST TELECOMMUNICATIONS, INC., A CANADIAN CORPORATION (REFERRED TO IN THIS PROXY CIRCULAR AS "WE" "US" OR "GST"), FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS, AND ANY ADJOURNMENT THEREOF,
WHICH WE REFER TO AS THE MEETING. THE MEETING WILL BE HELD AT THE PAN PACIFIC HOTEL, 300-999 CANADA PLACE, VANCOUVER, BRITISH COLUMBIA, CANADA, ON THURSDAY, JUNE 8, 2000 AT 10:30 A.M. (LOCAL TIME). AT THE MEETING, SHAREHOLDERS WILL BE ASKED TO VOTE ON THE MATTERS SET FORTH IN THE ACCOMPANYING NOTICE OF MEETING.

         We expect that the solicitation of proxies for the Meeting will be primarily by mail. In addition to solicitation by mail, proxies may be solicited by our directors, officers and other employees and may be solicited by agents engaged by us, by telephone, Internet, telefax, in person or otherwise, without additional compensation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by such persons, and we will reimburse such persons and our transfer agent for their reasonable out-of-pocket expenses for doing so. We will bear all of our own expenses in connection with this solicitation. We do not presently anticipate that these costs will exceed $25,000.

         The approximate mailing date of this Proxy Circular and the accompanying Proxy Card to shareholders is May 3, 2000. Unless otherwise stated, all amounts expressed as "$" or "dollars" refer to United States currency.

                            GENERAL PROXY INFORMATION

APPOINTMENT OF PROXYHOLDERS

         The persons named in the accompanying Proxy Card as proxyholders are directors or officers of GST.

         A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON OTHER THAN THE PERSONS NAMED IN THE PROXY CARD (WHICH PERSON NEED NOT BE A GST SHAREHOLDER) AS PROXYHOLDER TO ATTEND AND ACT ON BEHALF OF THE SHAREHOLDER AT THE MEETING. TO EXERCISE THIS RIGHT, THE SHAREHOLDER MUST STRIKE OUT THE NAMES OF THE PERSONS NAMED, INSERT THE NAME OF THE PERSON TO BE APPOINTED IN THE SPACE PROVIDED, AND SIGN AND RETURN THE PROXY CARD IN THE MANNER SET OUT BELOW.

VOTING OF SHARES REPRESENTED BY PROXY

         A shareholder may indicate the manner in which the proxyholder named on the Proxy Card is to vote with respect to each matter by marking an "X" in the appropriate space. If a shareholder's instructions as to voting are certain, all of the shares represented by such proxy will be voted or withheld from voting in accordance with the instructions given in the proxy on any ballot that may be called for.

         If a shareholder wishes to confer discretionary authority on a proxyholder (other than one of the persons named in the Proxy Card) with respect to any matter, then no voting instructions should be indicated on the Proxy Card with respect to that matter. IF NO CHOICE IS SPECIFIED AND ONE OF THE PERSONS NAMED IN THE PROXY CARD IS APPOINTED PROXYHOLDER, THE SHARES REPRESENTED BY SUCH PROXY WILL BE VOTED IN FAVOR OF EACH OF THE MATTERS IDENTIFIED THEREON.

AMENDMENTS OR VARIATIONS IN MATTERS TO BE ACTED UPON

         THE PROXY CARD WILL CONFER DISCRETIONARY AUTHORITY UPON THE NAMED PROXYHOLDER WITH RESPECT TO AMENDMENTS OR VARIATIONS TO THE MATTERS IDENTIFIED IN THE NOTICE OF MEETING AND WITH RESPECT TO OTHER MATTERS THAT MAY BE PROPERLY BROUGHT BEFORE THE MEETING. At the time of printing this Proxy Circular, the Board of Directors is not aware of any amendments, variations or other matters to be brought before the Meeting. If, however, other matters that are not now known to the Board of Directors should properly come before the Meeting, the Proxy Card will confer discretionary authority upon the proxyholder named to vote on such matters in accordance with the best judgment of the proxyholder.

         Abstentions from voting by a shareholder or proxyholder attending the Meeting will be counted for purposes of determining the presence or absence of a quorum at the Meeting for the transaction of business. With respect to the matters to be dealt with at the Meeting, only the actual votes cast will be considered in determining if that matter has been passed by the requisite majority. An abstention will not be considered a vote cast. While broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes will not be counted for purposes of determining the number of shares voted with respect to the particular proposal on which the broker has expressly not voted.

VALIDITY OF PROXY

         To be valid and effective a proxy or other instrument appointing a proxyholder must be dated and signed by the shareholder, any nominee or other intermediary acting on behalf of a shareholder or the shareholder's attorney authorized in writing. In the case of a shareholder which is a corporation, association or other entity, the proxy or other instrument must be dated and executed under its corporate seal or signed by a duly authorized officer or attorney for the corporation, association or other entity.

DEPOSIT OF PROXIES

         COMPLETED PROXIES TOGETHER WITH THE POWER OF ATTORNEY OR OTHER AUTHORITY, IF ANY, UNDER WHICH IT WAS SIGNED OR A NOTARIALLY CERTIFIED COPY THEREOF, MUST BE DEPOSITED WITH THE COMPANY'S TRANSFER AGENT, MONTREAL TRUST COMPANY OF CANADA, 510 BURRARD STREET, VANCOUVER, BRITISH COLUMBIA,

V6C 3B9, (FACSIMILE (604) 683-3694), NOT LATER THAN 48 HOURS (EXCLUDING SATURDAYS, SUNDAYS AND STATUTORY HOLIDAYS) BEFORE THE TIME OF THE MEETING OR ANY ADJOURNMENT THEREOF. NON-REGISTERED SHAREHOLDERS WHO RECEIVED THESE MEETING MATERIALS THROUGH THEIR BROKER OR OTHER INTERMEDIARY SHOULD DELIVER THE PROXY CARD OR OTHER VOTING INSTRUCTIONS IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN BY SUCH BROKER OR OTHER INTERMEDIARY.

         A vote cast in accordance with the terms of a proxy will be valid notwithstanding the previous death, incapacity or bankruptcy of the shareholder on whose behalf the proxy was given unless written notice thereof is received by the Chairman of the Meeting before the vote is cast.

REVOCATION OF PROXIES

         A shareholder who has given a proxy may revoke it by (i) signing and depositing a proxy bearing a later date; (ii) an instrument in writing signed by the shareholder or the shareholder's attorney authorized in writing, or, if the shareholder is a corporation, association or other entity, executed under its corporate seal or signed by a duly authorized officer or attorney for the corporation, association or other entity and either delivered to our registered office in Canada at Suite 1300-777 Dunsmuir Street, Vancouver, British Columbia, Canada V7Y 1K2, at any time up to and including the last business day preceding the day of the Meeting, or deposited with the Chairman of the Meeting on the day of the Meeting; (iii) attending the Meeting in person and registering with the scrutineer as a shareholder present in person and signing and dating a written notice of revocation; or (iv) in any other manner permitted by law. Any such revocation will have effect only in respect of those matters upon which a vote has not already been cast pursuant to the authority conferred by a previously deposited proxy.

SHARES ENTITLED TO VOTE

         Only shareholders of record of our common shares (the "Common Shares") at the close of business on April 27, 2000, which we have declared as the Record Date, are entitled to notice of and to vote at the Meeting, except as may be otherwise provided for under the CANADA BUSINESS CORPORATIONS ACT. According to the records of Montreal Trust Company, our registrar and transfer agent, 39,962,283 Common Shares were outstanding and entitled to vote as of the Record Date.

         Each outstanding Common Share entitles the holder thereof to one vote on all matters set forth in this Proxy Circular. Two or more persons holding or representing a total of five percent or more of our Common Shares is required for a quorum at the Meeting. A MAJORITY OF GREATER THAN 50% OF THE VOTES CAST ON EACH OF THE MATTERS TO BE CONSIDERED AT THE MEETING WILL BE REQUIRED TO APPROVE SUCH MATTER, OTHER THAN THE ELECTION OF DIRECTORS OR APPOINTMENT OF THE AUDITORS, IN WHICH CASE THE NOMINEES RECEIVING THE MOST VOTES IN FAVOR WILL BE ELECTED OR APPOINTED, AS THE CASE MAY BE.

             PARTICULARS OF MATTERS TO BE ACTED UPON AT THE MEETING

I.    ELECTION OF DIRECTORS

         We currently have seven (7) directors. The term of office of each director expires at the Meeting. We propose to fix the number of directors to be elected at the Meeting at six (6) and to elect six directors at the Meeting. Each director holds office until the next annual meeting or until his successor is duly elected or appointed, unless his office is earlier vacated in accordance with our by-laws or he becomes disqualified to act as a director.

         We intend to nominate each of the individuals listed below for election as a director. We are not aware that any of the nominees below are unable or unwilling to serve; however, in the event that any of our nominees is unable or declines to serve as director at the time of the Meeting, it is intended that the discretionary authority granted under the enclosed form of proxy may be used to vote for a substitute nominee designated by the present Board of Directors. There are no family relationships among any of the nominees for election as director, the current directors, or the executive officers of GST.


NAME                              AGE(1)      DIRECTOR SINCE        POSITION HELD WITH GST(2)
ROBERT A. FERCHAT                   65        March 4, 1998         Chairman
Toronto, Ontario
(3)(4)(5)(6)

STANLEY M.D. BECK                   65        April 15, 1999        Director
Toronto, Ontario
(5)(6)

GEORGE B. COBBE                     62        April 15, 1999        Director
Grass Valley, California
(3)(4)

JOSEPH G. FOGG, III                 53        June 3, 1997          Director
Westbury, New York
(4)(6)(7)

DAVID W. GARRISON                   44        April 15, 1999        Director
Saratoga, California
(4)(5)

A. ROY MEGARRY                      63        September 9, 1997     Director
Uxbridge, Ontario
(3)(5)

-------------------

(1)  As of April 17, 2000.
(2) For information concerning occupations of each of the directors for the preceding five years, see "Information Regarding Nominees and Continuing Directors." For information concerning the number of Common Shares beneficially owned, directly or indirectly, or over which control or direction is exercised, see "Security Ownership of Certain Beneficial Owners and Management."
(3)  Member of the Audit Committee.
(4)  Member of the Compensation Committee.
(5)  Member of the Governance and Nominating Committee.
(6)  Member of the Executive Committee.

(7) In connection with the purchase in 1997 of our Series A Preferred Shares by Princes Gate Investors II, L.P., we agreed to nominate a designeee of the holders of those shares to our Board of Directors. Mr. Fogg is the designee of such holders.

INFORMATION REGARDING NOMINEES AND CONTINUING DIRECTORS

         The following information concerning each of our directors has been furnished by such director.

         ROBERT A. FERCHAT has been Chairman of GST since June 1998 and a director since March 1998. Mr. Ferchat was the Chairman and Chief Executive Officer of BCE Mobile Communications, Ltd. from 1994 to 1999. Additionally, Mr. Ferchat serves as a director of Brookfield Properties, Ltd., Gennum Corporation, ATS Information Trading Systems, Ltd, AirGate PCS, Inc. and Nextair, Inc.

         STANLEY M.D. BECK has been a director of GST since April 1999. Since 1994, Mr. Beck has served as President of Granville Arbitrations Limited. Mr. Beck also served as the non-executive chairman of Central Capital Corporation from 1993 to 1999. Mr. Beck currently serves as a director of the following companies: New Growth Corporation, Utility Corporation, Canadian Life & Health Insurance Compensation Corporation, Philex Gold, Inc., YMG Capital Management, Inc., 407-ETR Concession Company Ltd., and Rio Narcea Gold Mines Ltd. Mr. Beck is a member of the Advisory Board of Altamira.

         GEORGE B. COBBE has been a director of GST since April 1999. Mr. Cobbe retired from Hewlett-Packard in 1998, having most recently served as Vice President and Managing Director of the Americas. Mr. Cobbe currently serves as a director of Perigree Investment Counsel, Inc., Alternative Resources Corporation, Global Election Systems, and The Bombay Company, Inc.

         JOSEPH G. FOGG, III has been a director of GST since June 1997. Mr. Fogg has served as the Chairman and Chief Executive Officer of J.G. Fogg & Co. Incorporated, a private venture capital firm, since 1993. He has been an advisory director to Morgan Stanley Dean Witter since 1992 and co-chairman of the investment committee of Princes Gate Investors II, L.P. since its inception. Mr. Fogg also serves as a director for Silicon Magic, Inc., Confluence Holdings Corporation, 407-ETR Concession Company Ltd., Pardee Resources Company, Maxspeed, Inc. and My Duc Ceramics. In addition to his corporate directorships, Mr. Fogg serves as a director for Empower America, a not-for-profit entity.

         DAVID W. GARRISON has been a director of GST since April 1999. He currently serves on the Board of Directors for Ameritrade, Inc, ATC Teleports, Inc., enonymous.com, and Datarover. From 1995 to 1998, Mr. Garrison was Chairman and Chief Executive Officer of Netcom, Inc., an Internet services company. Prior to joining Netcom, Mr. Garrison was President of SkyTel, Inc., a provider of telecommunications messaging services.

         A. ROY MEGARRY has been a director of GST since September 1997. He served as the Chairman of The Globe and Mail, Canada's national newspaper from 1993 to 1999. Mr. Megarry is also a director of Hewlett-Packard (Canada) Limited, The Bombay Company, Inc., Publicitas Globe Media and the Inter American Press Association.

VOTE REQUIRED AND BOARD RECOMMENDATION

         With respect to fixing the number of directors to be elected, this will be decided based upon the majority of votes cast on that matter at the Meeting.

         The six nominees for election as director receiving the highest number of affirmative votes of the shares present or represented by proxy and entitled to be voted for them, up to the fixed number of directors to be elected, will be elected as directors. Shareholders do not have the right to cumulate their votes in the election of directors.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF FIXING THE NUMBER OF DIRECTORS TO BE ELECTED AT SIX.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES SET FORTH ABOVE.

II. APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED 1996 EMPLOYEE STOCK PURCHASE PLAN TO RESERVE AN ADDITIONAL 300,000 COMMON SHARES FOR ISSUANCE THEREUNDER.

         The Board of Directors has determined, subject to shareholder approval, to reserve an additional 300,000 Common Shares for issuance pursuant to our Amended and Restated 1996 Employee Stock Purchase Plan, which we refer to as the Purchase Plan. The Purchase Plan was approved by the shareholders on April 15, 1999. Of the 600,000 Common Shares that were reserved for issuance, 299,536 have been issued as of April 17, 2000.

         The following table shows, for the past two years, the number of Common Shares issued under the Purchase Plan at the end of each six-month offering period:


         ----------------------------------------------------------
         OFFERING PERIOD                  NUMBER OF COMMON
                                          SHARES ISSUED
         ----------------------------------------------------------
         March 31, 2000                   166,268
         ----------------------------------------------------------
         September 30, 1999               133,268
         ----------------------------------------------------------
         March 31, 1999                   127,049*
         ----------------------------------------------------------
         September 30, 1998               167,697
         ----------------------------------------------------------


         *Owing to a shortfall in the number of shares needed for the March 31, 1999 offering period, an additional 88,372 Common Shares were issued from the 1999 Supplemental Employee Stock Purchase Plan following its approval on April 15, 1999, for a total of 215,421 Common Shares issued under both plans.

         The number of Common Shares required is a factor of the amount of employee contributions and the market price of our Common Shares at the time the offering price is determined under the Purchase Plan. If, during 2000 and 2001, more employees join the Purchase Plan or increase their level of contribution, we may require more Common Shares than in the prior offering periods shown above. At the Meeting, shareholders will be asked to approve the reservation of an additional 300,000 Common Shares under the Purchase Plan to ensure that an adequate number of Common Shares are available for issuance through the next annual meeting of shareholders. Without this additional reservation of Common Shares, we believe that a shortfall will likely occur prior to the annual meeting in 2001.

         SUMMARY OF THE PURCHASE PLAN

         A copy of the Purchase Plan will be available at the Meeting, or by written request to our Secretary.

         GENERAL. The purpose of the Purchase Plan is to provide employees with an opportunity to purchase Common Shares through payroll deductions.

         ADMINISTRATION. The Purchase Plan may be administered by the Board of Directors or a committee appointed by the Board (as applicable, the "Administrator"). All questions of interpretation or application of the Purchase Plan are determined by the Administrator, and its decisions are final, conclusive and binding upon all participants.

         ELIGIBILITY. Each GST employee (including officers), whose customary employment with GST is at least twenty (20) hours per week and more than five
(5) months in any calendar year, is eligible to participate in the Purchase Plan; provided, however, that no employee shall be granted a purchase right under the Purchase Plan (i) to the extent that, immediately after the grant, such employee would own 5% of either the voting power or value of the outstanding Common Shares, or (ii) to the extent that his or her rights to purchase Common Shares under this or any future GST employee stock purchase plan accrues at a rate which exceeds $25,000 worth of Common Shares (determined at the fair market value of the shares at the time such purchase right is granted) for each calendar year.

         OFFERING PERIOD. The Purchase Plan is implemented over offering periods lasting approximately six months in duration, with a new offering period commencing on April 1 and October 1 of each year, subject to modification with advance notice by the Administrator. To participate in the Purchase Plan, each eligible employee must authorize payroll deductions pursuant to the Purchase Plan. Such payroll deductions may not exceed 10% of a participant's compensation. Compensation is defined as base straight time gross earnings and commissions, exclusive of payments for overtime, shift premium, incentive compensation, bonuses and other compensation. Once an employee becomes a participant in the Purchase Plan, Common Shares will automatically be purchased under the Purchase Plan at the end of each offering period, unless the participant withdraws or terminates employment earlier. Further, the employee will automatically participate in each successive offering period until such time as the employee withdraws from the Purchase Plan or the employee's employment with GST terminates.

         PURCHASE PRICE. The purchase price per share at which Common Shares will be sold in an offering under the Purchase Plan is the lower of (i) 85% of the fair market value of a share of Common Shares on the first day of an offering period or (ii) 85% of the fair market value of a share of Common Shares on the last day of each offering period. The fair market value of the Common Shares on a given date is generally the weighted average trading price for such shares for the five trading days immediately before such date, as reported on NASDAQ or other exchange which is a primary exchange for the Common Shares for such date.

         PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS. The purchase price of the shares is accumulated by payroll deductions throughout the offering period. The number of Common Shares a participant may purchase in each offering period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation during that offering period by the purchase price; provided, however, that a participant may not purchase more than 20,000 shares for each offering period. During the offering period, a participant may discontinue his or her participation in the Purchase Plan, and may decrease or increase the rate of payroll deductions in an offering period within limits set by the Administrator.

         All payroll deductions made for a participant are (i) credited to the participant's account under the Purchase Plan, (ii) withheld in whole percentages only and (iii) included with our general funds. Funds received by us pursuant to exercises under the Purchase Plan are also used for general corporate purposes. A participant may not make any additional payments into his or her account.

         WITHDRAWAL. A participant may terminate his or her participation in the Purchase Plan by signing and delivering to us a notice of withdrawal from the Purchase Plan at any time, provided that such withdrawal shall not take effect until the commencement of the next offering period.

         TERMINATION OF EMPLOYMENT. Termination of a participant's employment for any reason, including death, cancels his or her participation in the Purchase Plan immediately. In such event the payroll deductions credited to the participant's account will be returned without interest to such participant, his or her designated beneficiaries or the executors or administrators of his or her estate.

         ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of any changes in our capitalization effected without receipt of consideration by us, such as a stock split, stock dividend, combination or reclassification of the Common Shares, resulting in an increase or decrease in the number of Common Shares, proportionate adjustments will be made by the Administrator in the shares subject to purchase and in the price per share under the Purchase Plan. In the event of liquidation or dissolution of GST, the offering periods then in progress will be shortened by setting a new exercise date and will terminate immediately prior to the consummation of such event unless otherwise provided by the Administrator. In the event of a sale of all or substantially all of our assets, or the merger of GST with or into another corporation, each purchase right under the Purchase Plan shall be assumed or an equivalent purchase right shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. If the successor corporation refuses to assume or substitute for the outstanding purchase rights, the offering period then in progress will be shortened and a new exercise date will be set by the Administrator.

         AMENDMENT AND TERMINATION. The Board of Directors may at any time and for any reason amend or terminate the Purchase Plan, except that no such termination shall affect purchase rights previously granted and no amendment shall make any change in a purchase right granted prior thereto which adversely affects the rights of any participant. Approval for amendments to the Purchase Plan shall be obtained in such a manner and to such a degree as required to comply with all applicable laws or regulations. The Purchase Plan will terminate in 2006, unless terminated earlier by the Board of Directors in accordance with the Purchase Plan.

         CERTAIN U.S. FEDERAL INCOME TAX INFORMATION. THE FOLLOWING IS A BRIEF SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON U.S. PARTICIPANTS AND GST WITH RESPECT TO THE SHARES PURCHASED UNDER THE PURCHASE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND

DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE INCOME TAX LAWS OF ANY STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

         The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. We generally are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

VOTE REQUIRED AND BOARD RECOMMENDATION

         Under the policies of The Toronto Stock Exchange, the increase in the number of shares to be reserved for issuance under the Purchase Plan must be approved by a majority of votes cast on the resolution other than votes attaching to Common Shares beneficially owned by insiders to whom Common Shares may be issued under the Purchase Plan, and their respective associates. To our knowledge, approximately 11,363 Common Shares are held by such insiders and their associates.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOUR OF THE RESERVATION OF AN ADDITIONAL 300,000 COMMON SHARES UNDER THE AMENDED AND RESTATED 1996 EMPLOYEE STOCK PURCHASE PLAN.

III. APPROVAL OF AN AMENDMENT TO THE 1999 STOCK OPTION PLAN TO POUR-OVER COMMON SHARES AVAILABLE FOR ISSUANCE UNDER OTHER GST STOCK OPTION PLANS INTO THE 1999 STOCK OPTION PLAN.

         Our past practice of creating annual stock option plans has resulted in an administrative burden, as we currently have six (6) separate stock option plans from which we grant stock options [namely, our 1995 Stock Option Plan, 1996 Stock Option Plan, 1997 Stock Option Plan, Senior Operating Officer and Senior Executive Officer Plans (collectively, the "Old Plans") and our 1999 Stock Option Plan (the "1999 Plan")]. Each of these Plans were previously described in detail in our previous Proxy Circulars and approved by shareholders. Under each of these plans there is a fixed number of Common
Shares reserved for issuance upon the exercise of stock options granted under that plan. Our Board of Directors has determined that it would be beneficial to use a single stock option plan going forward. To address this issue, our Board has approved a plan to reorganize and simplify our existing stock option arrangements by amending our 1999 Plan to increase the number of shares reserved for issuance under that plan based on a "pour-over" of shares which are presently available or will become available under the Old Plans upon options being surrendered (in connection with the proposed re-pricing discussed in Proposal IV or upon optionees ceasing to be employed by us or otherwise surrendering their options) under those plans.

         The following table summarizes certain information regarding all of our existing stock option plans. All six plans are substantively the same except as noted below. A detailed summary of the 1999 Plan is included below.

   ------------------------- --------------------- -------------------------------- ------------------- ---------------
                             DATE INITIALLY        MAXIMUM NUMBER OF                                    MAXIMUM
                             APPROVED BY THE       COMMON SHARES CURRENTLY          NUMBER OF OPTIONS   OPTION TERM
   STOCK OPTION PLAN         SHAREHOLDERS          RESERVED FOR ISSUANCE            OUTSTANDING         (IN YEARS)
   ------------------------- --------------------- -------------------------------- ------------------- ---------------
   1995 Plan                 February 14, 1995     576,036                          381,825             5
   ------------------------- --------------------- -------------------------------- ------------------- ---------------
   1996 Plan                 February 15, 1996     848,051                          373,384             5
   ------------------------- --------------------- -------------------------------- ------------------- ---------------
   1997 Plan                 March 4, 1998         953,521                          737,582             5
   ------------------------- --------------------- -------------------------------- ------------------- ---------------
   Senior Operating          March 17, 1997        594,292
   Officer Plan                                                                     294,375             6
   ------------------------- --------------------- -------------------------------- ------------------- ---------------
   Senior Executive          March 17, 1997        400,002                          0                   6
   Officer Plan
   ------------------------- --------------------- -------------------------------- ------------------- ---------------
   1999 Plan                 April 15, 1999        2,000,000                        1,962,827           10
   ------------------------- --------------------- -------------------------------- ------------------- ---------------

                                            TOTAL: 5,371,902                        3,749,993

         The 1999 Plan was adopted by our Board of Directors in March 1999 and approved by a majority of disinterested shareholders on April 15, 1999. At that time, shareholders approved the reservation of 2,000,000 Common Shares for issuance under the 1999 Plan.

         As of April 17, 2000, we have issued options with respect to 1,962,827 Common Shares under the 1999 Plan. No options have been exercised under the 1999 Plan. As a result, we have remaining only 37,173 Common Shares for issuance under the 1999 Plan.

         The number of Common Shares available for future grants under all of our plans decreases as options are granted or exercised and increases upon optionees ceasing to be employed by us or otherwise surrendering their options. However, these increases and decreases apply on a plan-by-plan basis. This has resulted in an added administrative burden and occasionally results in some unintended inconsistencies in option grants where, because of a limited number of Common Shares being available for issuance, we must draw upon multiple plans to grant the desired total number of options to a single optionee.

         As a matter of administrative convenience and to ensure consistent terms and conditions among option grants, we would like to eliminate the multiple-plan approach previously employed and make future option grants from a single stock option plan. As a means to reorganize our stock option plans so that we will eventually have only one plan, we propose to amend the 1999 Plan and terminate the use of and phase out the Old Plans. Our Board of Directors has approved, subject to shareholder and other applicable approvals, to amend the 1999 Plan to redesignate it as our "Consolidated Stock Option Plan" and to amend and replace Section 3 of the Plan substantially as shown by the text underlined below:

                  "3. Shares Subject to the Plan. Subject to the provisions of
         Section 12 of the Plan, the maximum aggregate number of Common Shares which may be reserved for issuance under the Plan is (a) [THE ORIGINAL 2,000,000 PLUS THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE OLD PLANS PLUS 2,000,000 PURSUANT TO PROPOSAL V], PLUS (b) THE NUMBER OF COMMON SHARES WHICH AT ANY TIME AFTER JUNE 8, 2000 BECOME AVAILABLE FOR ISSUANCE UNDER THE OLD PLANS, AS A RESULT OF THE TERMINATION, CANCELLATION OR SURRENDER OF OPTIONS PREVIOUSLY GRANTED UNDER THE OLD PLANS."

         The above amendment does not entail any overall increase in the number of Common Shares reserved for issuance under our stock option plans. Contingent upon obtaining shareholder approval for these amendments to the 1999 Plan, the Board of Directors will terminate all of the Old Plans, except with respect to any options remaining outstanding under the Old Plans as of June 8, 2000, which will continue to be dealt with in accordance with the terms of the Old Plans.

SUMMARY OF THE 1999 PLAN

A copy of the 1999 Plan, as amended, will be available for inspection at our corporate headquarters during normal business hours on any business day before the Meeting and will be available at the Meeting.

         GENERAL. The purpose of the 1999 Plan is to attract and retain the best available personnel for positions of substantial responsibility with GST, to provide additional incentive to our employees, directors and consultants and to promote the success of our business. Options granted under the 1999 Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory stock options.

         ADMINISTRATION. The 1999 Plan may generally be administered by the Board or a Committee appointed by the Board, which, as applicable, we refer to as the Administrator. The Administrator may make any determinations deemed necessary or advisable for the 1999 Plan.

         ELIGIBILITY. Nonstatutory stock options may be granted under the 1999 Plan to the employees (including directors) and consultants of GST and any parent or subsidiary of GST. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the employees and consultants to whom options may be granted, the time or times at which such options shall be granted, and the exercise price and number of shares subject to each such grant.

         LIMITATIONS. Section 162(m) places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of GST. In order to preserve our ability to deduct the compensation income associated with options granted to such persons, the 1999 Plan provides that no employee may be granted, in any fiscal year of GST, options to purchase more than 750,000 Common Shares. Notwithstanding this limit, however, in connection with such individual's initial employment with us, he or she may be granted options to purchase up to an additional 750,000 Common Shares. Furthermore, the maximum aggregate number of Common Shares subject to options granted under the 1999 Plan and any other share compensation arrangement held by any one employee, director or consultant shall not exceed 5% of our outstanding Common Shares.

         TERMS AND CONDITIONS OF OPTIONS. Each option is evidenced by a stock option agreement between us and the optionee, and is subject to the following terms and conditions:

         (a) EXERCISE PRICE. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common Shares on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a 10% shareholder may not be less than 110% of the fair market value of the Common Shares on the date such option is granted. The fair market value of the Common Shares is generally determined with reference to the closing sale price for the Common Shares (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted, as reported on NASDAQ or any other exchange which is a primary exchange for the Common Shares.

         (b) EXERCISE OF OPTION; FORM OF CONSIDERATION. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 1999 Plan permits payment to be made by cash, bank draft or money order, other shares of Common Shares of the Company (with some restrictions), cashless exercises, any other form of consideration permitted by applicable law, or any combination thereof.

         (c) TERM OF OPTION. The term of an incentive stock option may be no more than ten (10) years from the date of grant; provided that in the case of an incentive stock option granted to a 10% shareholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

         (d) TERMINATION OF EMPLOYMENT. If an optionee's employment or consulting relationship terminates for any reason (including death or disability), then the optionee may exercise the option within such period of time as is specified in the option agreement to the extent that the option is vested on the date of termination, (but in no event later than the expiration of the term of such option as set forth in the option agreement). The 1999 Plan and the option agreement may provide for a longer period of time for the option to be exercised after terminations due to the optionee's death or disability than for other terminations. The optionee (or the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance) may exercise all or part of his or her option to the extent the option is exercisable at the time of such termination.

         (e) NONTRANSFERABILITY OF OPTIONS: Unless otherwise determined by the Administrator, options granted under the 1999 Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

         (f) OTHER PROVISIONS: The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 1999 Plan as may be determined by the Administrator.

         ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event that our stock changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in our capital structure effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the 1999 Plan, the number and class of shares of stock subject to any option outstanding under the 1999 Plan, and the exercise price of any such outstanding option.

         In the event of a liquidation or dissolution, any unexercised options will terminate. The Administrator may, in its sole discretion, provide that each optionee shall have the right to exercise all of the optionee's options, including those not otherwise exercisable.

         In connection with any merger, consolidation, acquisition of assets or like occurrence involving GST, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation. If the successor corporation refuses to assume the options or to substitute substantially equivalent options, the optionee shall fully vest in and have the right to exercise the option as to all the optioned stock, including shares not otherwise vested or exercisable. In such event, the Administrator shall notify the optionee that the option is fully exercisable for fifteen (15) days from the date of such notice and that the option terminates upon expiration of such period.

         AMENDMENT AND TERMINATION OF THE 1999 PLAN. The Board of Directors may amend, alter, suspend or terminate the 1999 Plan, or any part thereof, at any time and for any reason. However, we shall obtain shareholder approval for any amendment to the 1999 Plan to the extent necessary and desirable to comply with applicable law. No such action by the Board of Directors or shareholders may alter or impair any option previously granted under the 1999 Plan without the written consent of the optionee. Unless terminated earlier, the 1999 Plan shall terminate ten years from the date of its approval by the shareholders or our Board of Directors, whichever is earlier.

FEDERAL INCOME TAX CONSEQUENCES

         INCENTIVE STOCK OPTIONS. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of GST. Unless limited by Section 162(m) of the Code, we are entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

         NONSTATUTORY STOCK OPTIONS. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by one of our employees is subject to tax withholding by us. Unless limited by Section 162(m) of the Code, we are entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

         THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES AND GST WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE 1999 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S OR CONSULTANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.

VOTE REQUIRED AND BOARD RECOMMENDATION

         Under the policies of the TSE, the amendment to the 1999 Plan must be approved by a majority of votes cast on the resolution other than votes attaching to our Common Shares beneficially owned by insiders to whom shares may be issued under the 1999 Plan and their respective associates. To our knowledge, approximately 62,163 Common Shares are held by such insiders and their associates.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOUR OF AN AMENDMENT TO THE 1999 STOCK OPTION PLAN TO "POUR-OVER" COMMON SHARES AVAILABLE FOR ISSUANCE UNDER OTHER GST STOCK OPTION PLANS INTO THE 1999 STOCK OPTION PLAN.

IV. APPROVAL OF A PROPOSAL TO RE-GRANT AND RE-PRICE CERTAIN OUTSTANDING STOCK OPTIONS.

         We have experienced employee retention issues in the extremely competitive marketplace for talented technical, sales and executive personnel. Stock options constitute an integral part of our overall compensation package in recruiting, retaining and motivating our employees and executives.
However, the current weighted average exercise price of our outstanding options is $9.39 per share, which is substantially higher than the current trading price of our Common Shares on NASDAQ. To address this issue, we propose to offer all of our employees and executives the opportunity to surrender their existing stock options and receive a new option grant from our 1999 Plan.

         Our Board of Directors approved a plan to offer employees of the Company as of June 8, 2000, the opportunity to surrender their outstanding stock options and, subject to regulatory approval, receive a new grant from the 1999 Plan (or, in the event Proposal III is not approved, from the plan under which the surrendered option was granted). Our directors will not be offered the opportunity to participate in the re-granting of options and so will retain their existing stock options. The re-granted options will be for the same number of shares and have the same expiry date and vesting conditions which applied under the surrendered option.

         As of April 17, 2000, we had options outstanding with respect to 3,749,993 Common Shares under all of our plans. These six stock option plans have individual grants outstanding at exercise prices ranging from $4.875 to $16.4375 per share. At April 17, 2000, the weighted average exercise price of all outstanding options under all of the plans was $9.39.

                  OPTIONS EXERCISABLE
           ----------------------------------
                                                            WEIGHTED
                                      NUMBER                AVERAGE
           RANGE OF                  OF SHARES              EXERCISE
       EXERCISE PRICES              OUTSTANDING              PRICE
-------------------------------   ----------------       ---------------
      $  3.00 - 5.99                   399,350           $      5.19
         6.00 - 8.99                 1,507,310                  7.40
         9.00 - 11.99                1,159,935                 10.95
         12.00 - 14.99                 403,354                 12.83
         15.00 - 16.4375               261,973                 15.08
------------------------------------------------------------------------
         TOTAL                       3,731,922           $      9.39

         The exercise price of the options granted to employees who agree to surrender their existing options will be priced at the greater of the weighted average closing price for the five trading days preceding April 27, 2000 (namely, $3.30) or the date of grant (which has been determined as June 8, 2000). We expect that the exercise price of the re-granted options will be lower than the exercise price of the current options. The employees surrendering their options must also agree to a "black-out" period of six (6) months, during which they may not exercise any vested portion of the newly granted options. This prohibition will also apply to employees who voluntarily terminate their employment, or are terminated for cause, during the six-month period.

Under current U.S. accounting rules, the exchange of options proposed here will result in a compensation expense for all options that are exchanged equal to the difference between the exercise price of the option and the fair market value of the option on the day the option is exercised. This non-cash expense is calculated on an ongoing basis until the option is exercised. To the extent that GST's common stock price increases prior to the exercise of the repriced options, there could be a significant compensation expense to GST.

VOTE REQUIRED AND BOARD RECOMMENDATION

         Under the rules of The Toronto Stock Exchange, "disinterested" shareholder approval must be obtained, but only with respect to the surrender and re-grant of any options held by "insiders." Insiders are defined to include our directors, senior officers and our five highest paid employees. As discussed above, our directors will not be eligible to surrender their options under this proposal. As of April 17, 2000, options with respect to 1,131,068 Common Shares were held by our "insiders", other than the directors. Under the rules of the TSE, options with respect to approximately 2,400,000 Common Shares held by non-insider employees are not subject to shareholder approval. "Disinterested" shareholder approval requires that this proposal must be approved by a majority of the shareholders of the Company who vote at the meeting, other than insiders who are eligible to participate in this proposal and their associates, who are required to abstain from voting on this matter. To our knowledge, approximately 11,363 shares are held by such insiders and their associates.

         At the Meeting, shareholders will be asked to consider, and if thought fit, to approve the resolution set out on Appendix A attached to this Circular.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOUR OF A RESOLUTION TO APPROVE A PROPOSAL TO RE-GRANT AND RE-PRICE CERTAIN OUTSTANDING STOCK OPTIONS.

V. APPROVAL OF AN AMENDMENT TO OUR 1999 STOCK OPTION PLAN TO RESERVE AN ADDITIONAL 2,000,000 COMMON SHARES FOR ISSUANCE THEREUNDER.

         As noted in Proposal III above, the 1999 Plan was adopted by our Board of Directors in March 1999 and approved by a majority of disinterested shareholders on April 15, 1999. At that time, the shareholders approved the reservation of 2,000,000 Common Shares for issuance under the 1999 Plan.

         As of April 17, 2000, we have issued 1,962,827 options with respect to Common Shares under the 1999 Plan. No options have been exercised under the 1999 Plan. As a result, we have 37,173 options with respect to Common Shares available to grant under the 1999 Plan.

         If approved by the shareholders at the Meeting, we anticipate that the amendment to the 1999 Plan described above as Proposal III (to include a pour-over provision with respect to our Old Plans) will result in approximately 1,622,000 additional shares becoming available under the 1999 Plan. As a consequence of our termination of the Old Plans, Proposal III has a net effect of zero additional shares across all of our stock option plans.

         During 1999, we issued approximately 466,000 options with respect to Common Shares from the 1999 Plan pursuant to our broad-based plan. Our broad-based plan was approved by the Compensation Committee in July, 1999 and awards non-executive employees stock option grants based on a valuation of a percentage of the mid-point of their salary-grade range. Approximately 800 employees participate in this plan. During 1999 and the first quarter of 2000, we also issued approximately 900,000 options with respect to Common Shares for new-hire incentives, including initial option grants to three new executive officers, which together accounted for 700,000 options. During 1999, we also granted options as retention incentives to key employees. Finally, to date, we have issued options with respect to approximately 250,000 Common Shares under our long-term incentive plan to certain senior executives.

         During 2000, we anticipate hiring a Chief Executive Officer and two executive officers in sales and technology. We anticipate that option grants for these new-hires, along with non-executive management new-hire options and continuance of the non-executive broad-based plan and executive long-term incentive plan in 2000, will result in a need for substantially more than the 1,622,000 Common Shares we expect to be available during the year.

         Our Board of Directors has approved, subject to shareholder and other applicable approvals, to amend the 1999 Plan to increase the maximum aggregate number of Common Shares which may be reserved for issuance under that plan by an additional 2,000,000 Common Shares. This amendment is separate from and in addition to any amendment set out in Proposal III above.

SUMMARY OF THE 1999 PLAN

         A copy of the 1999 Plan, as amended, will be available at the Meeting, or by written request to our Secretary.

         A summary of the 1999 Plan is provided above, with respect to Proposal III.

VOTE REQUIRED AND BOARD RECOMMENDATION

         Under the policies of the TSE, the increase in the number of shares to be reserved for issuance under the 1999 Plan must be approved by a majority of votes cast on the resolution other than votes attaching to Common Shares beneficially owned by insiders to whom Common Shares may be issued under the 1999 Plan, and their respective associates. To our knowledge, approximately 62,163 Common Shares are held by such insiders and their associates.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOUR OF THE RESERVATION OF AN ADDITIONAL 2,000,000 COMMON SHARES UNDER THE 1999 STOCK OPTION PLAN.

VI.  APPOINTMENT OF INDEPENDENT AUDITORS

         Upon recommendation of the Audit Committee, which is composed entirely of non-employee directors, the Board of Directors recommended that KPMG LLP ("KPMG") be re-appointed as our independent auditors and that the directors be authorized to fix the remuneration to be paid to the auditors.

         The appointment of our auditors will be determined by the majority of votes cast at the Meeting with respect to that matter.

         KPMG has been our auditor since 1995. We have been advised by KPMG that it will have a representative present at the Meeting who will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he or she desires to do so.

BOARD RECOMMENDATION

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPOINT KPMG LLP AS GST'S INDEPENDENT AUDITORS UNTIL THE NEXT ANNUAL MEETING OF THE SHAREHOLDERS AND TO AUTHORIZE THE DIRECTORS TO FIX THE REMUNERATION TO BE PAID TO THE AUDITORS.

               COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

IDENTIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

         The following is a list of our directors and executive officers as of April 17, 2000.


         NAME                               AGE        POSITION
         ----                               ---        --------
------------------------------------------------------------------------------------------------
Robert A. Ferchat (1) (2) (3) (4)           65         Chairman
------------------------------------------------------------------------------------------------
Joseph A. Basile, Jr.                       43         Director
------------------------------------------------------------------------------------------------
Stanley M.D. Beck (3) (4)                   65         Director
------------------------------------------------------------------------------------------------
George B. Cobbe (1) (2)                     62         Director
------------------------------------------------------------------------------------------------
Joseph G. Fogg, III (2) (4)                 53         Director
------------------------------------------------------------------------------------------------
David W. Garrison (2) (3)                   44         Director
------------------------------------------------------------------------------------------------
A. Roy Megarry (1) (3)                      63         Director
------------------------------------------------------------------------------------------------
Thomas M. Malone                            44         Acting Chief Executive Officer and
                                                       President, Chief Operating Officer
------------------------------------------------------------------------------------------------
Donald A. Bloodworth                        43         Senior Vice President and Chief Financial
                                                       Officer
------------------------------------------------------------------------------------------------
J. Jeffrey Mayhook                          49         Secretary, Vice President and Corporate
                                                       Counsel
------------------------------------------------------------------------------------------------
Michael R. Vestal                           32         Treasurer and Controller
------------------------------------------------------------------------------------------------
Bruce D. Becker                             46         Senior Vice President, Legal and External
                                                       Affairs
------------------------------------------------------------------------------------------------
Kevin R. Wright                             46         Chief Technical Officer
------------------------------------------------------------------------------------------------

(1)  Member of the Audit Committee.
(2)  Member of the Compensation Committee.
(3)  Member of the Governance and Nominating Committee.
(4)  Member of the Executive Committee.

         Biographical summaries for each of our executive officers are set forth below. These summaries include a brief description of each executive officer's experience and principal occupations for the past five years. Biographical information regarding our continuing directors is contained in Proposal I, "Election of Directors."


         BRUCE D. BECKER has been Senior Vice President, Law and External Affairs since December 1999. From 1996 to 1999, Mr. Becker was General Counsel of Ameritech Corporation's long distance industry services unit, and from 1994 to 1996 he was counsel to Ameritech's custom business services unit.

         DONALD A. BLOODWORTH was appointed Senior Vice President and Chief Financial Officer in March 2000. From 1999 to March 2000, Mr. Bloodworth was Vice President and Corporate Controller at 3Com Corporation. Mr. Bloodworth served as Vice President, Systems Integration at

PacifiCorp from 1997 to 1999. During 1997, Mr. Bloodworth was Corporate Controller for Air Touch Communications, Inc. Mr. Bloodworth has served in various capacities at PacifiCorp since 1987, including Corporate Controller from 1993 to 1997.

         THOMAS M. MALONE was appointed Acting Chief Executive Officer and President of GST in January 2000. Mr. Malone has been GST's Chief Operating Officer since November 1999. From 1998 to 1999, Mr. Malone served as President of the Internet, web-hosting, and messaging division of Cable & Wireless USA. From 1995 to 1998, Mr. Malone served as Senior Vice President and General Manager of two Cable & Wireless business units, where he conceived, launched and managed SureCom, an international fax and Internet mail delivery service.

         J. JEFFREY MAYHOOK has served as Secretary and Corporate Counsel of GST since August 1998, and has directed the in-house legal department since January 1996. Prior to joining GST, Mr. Mayhook was engaged in private law practice for fifteen years in Anchorage, Alaska.

         MICHAEL R. VESTAL has served as Treasurer of GST since March 1999, and has been GST's Corporate Controller since February 2000. He had previously served as GST's Assistant Controller, beginning in 1996. From 1993 to 1996, Mr. Vestal was associated with KPMG LLP (formerly KPMG Peat Marwick LLP).

         KEVIN R. WRIGHT has been the Chief Technical Officer of GST since August 1997. From 1996 to 1997, Mr. Wright was Senior Vice President, Engineering and Operations for US ONE Communications. From 1994 to 1996, he was Senior Vice President, Engineering for Qwest Communications.

         This section, "Compensation of Executive Officers and Directors," includes information regarding the following individuals who were executive officers at December 31, 1999.

        JOSEPH A. BASILE, JR., age 43, has been a director of GST since September 1997. He served as President and Chief Executive Officer of GST from October 1998 to January 2000. Prior to his appointment as Chief Executive Officer, beginning in March 1997, Mr. Basile was GST's President and Chief Operating Officer. From 1995 to 1997, Mr. Basile served as Chief Operating Officer of Cable & Wireless, Inc.

         DANIEL L. TRAMPUSH, age 52, was Senior Vice President and Chief Financial Officer of GST from March 1997 to April 2000. From 1980 to 1997, Mr. Trampush was a partner with the telecommunications consulting practice of Ernst & Young LLP.

         PETER H. MEYER, age 43, was Senior Vice President, Sales &
Marketing, from September 1998 to March 2000. From 1997 to 1998, Mr. Meyer was employed by ICG Netcom as Senior Vice President and General Manager for the Southeast Region, where he directed daily operations of the division. Mr. Meyer also served as Vice President and General Manager with Time Warner Telecom (formerly Time Warner Communications) from 1995 to 1997.

SUMMARY COMPENSATION TABLE

         The following table sets forth information concerning the cash and non-cash compensation paid or accrued, during the periods indicated, to our Chief Executive Officer and our four other most highly compensated executive officers whose combined salary and bonus exceeded $100,000 during the fiscal year ended December 31, 1999 (the "Named Executive Officers").


                                                                                               Long-Term
                                                  Annual Compensation                         Compensation
                                                  -------------------                 -----------------------------
NAME AND                     YEAR      SALARY($)     BONUS($)       OTHER ANNUAL      SECURITIES        ALL OTHER
PRINCIPAL                                                           COMPENSATION      UNDERLYING       COMPENSATION
POSITION                                                               ($)(1)          OPTIONS             ($)
                                                                                      GRANTED (#)
-----------------------      ----      --------      --------       ------------      --------------   ------------
Joseph A. Basile, Jr.,       1999       325,000       56,875               -           1,000,000
Former Chief                 1998       269,425            -               -                   -        60,938 (2)
Executive Officer            1997       201,370       92,812               -             450,000(3)    304,688 (2)

Daniel L. Trampush,          1999       256,000       38,400               -                   -             -
Former Chief Financial       1998       250,000            -               -             110,000             -
Officer                      1997       198,575       86,400               -             100,000             -

Kevin R. Wright,             1999       190,000       28,500          36,604 (4)          50,000             -
Chief Technology             1998       181,904            -          79,359 (5)         100,000             -
Officer                      1997        68,260       25,000               -             100,000             -

Peter H. Meyer,              1999       190,000       28,500          57,858 (6)               -             -
Former Senior                1998        63,333       45,790           8,731 (6)         200,000             -
Vice President,              1997
Sales and
Marketing

J. Jeffrey Mayhook,          1999       144,230       46,835               -              34,228             -
Secretary, Vice President
and Corporate Counsel        1998       124,000       43,700               -              10,973             -
                             1997       121,337       10,000               -               8,227             -

-------------------

(1) Excludes certain perquisites that do not exceed the lesser of $50,000 or 10% of the named executive officer's aggregate salary and bonus.
(2) Represents an accrual of compensation cost for options vesting based on stock price or operating performance.
(3) Options with respect to 300,000 Common Shares were cancelled in 1999 pursuant to Mr. Basile's employment agreement. See "Employment Agreements."
(4) Represents $24,811 in amounts paid for relocation benefits and $11,793 on account of accrued vacation benefits.

(5) Represents $72,051 in amounts paid for relocation benefits and $7,308 on account of accrued vacation benefits.
(6)  Represents amounts paid for relocation benefits.

STOCK OPTIONS

         The following table provides information with respect to stock options granted during 1999 to the Named Executive Officers. We have not granted any stock appreciation rights.

OPTION GRANTS IN FISCAL 1999

                                                                                                   Potential Realizable
                                                                                                     Value at Assumed
                                                    Individual Grants                              Annual Rates of Stock
                           -------------------------------------------------------------------      Price Appreciation
                            Securities      % of Total Options       Exercise or                     for Option Term(1)
                           Under Options    Granted to Employees      Base Price     Expiration    -----------------------
       Name                 Granted (#)        in Fiscal Year           ($/Sh)          Date         ($) 5%        10%($)
       ----                -------------    --------------------     -----------     ----------    ----------    ----------
Joseph A. Basile, Jr.       1,000,000               32.1                 8.63           3/3/09      5,424,216    13,746,029

Kevin R. Wright                50,000                1.6                11.44           8/11/09       359,649       911,421

J. Jeffrey Mayhook             34,228                1.1                12.75           4/15/09       274,454       695,520

-----------------

(1) The potential realizable portion of the foregoing table illustrates value that might be realized upon exercise of options immediately prior to the expiration of their term, assuming (for illustrative purposes only) the specified compound rates of appreciation of the Common Shares over the term of the option. These numbers do not take into account provisions providing for the termination of the option following termination of employment, nontransferability or difference in vesting terms. Additionally, these numbers are calculated based upon requirements promulgated by the U.S. Securities and Exchange Commission and do not necessarily reflect our estimate of future stock price growth.

AGGREGATED OPTION EXERCISES DURING FISCAL 1999 AND FISCAL YEAR END OPTION VALUES (1)

         The following table sets forth information for each Named Executive Officer concerning the exercise of options during 1999, the number of securities underlying unexercised options at the 1999 year-end and the year-end value of all unexercised in-the-money options held by such individuals.

                                                                                                      Value of
                                                                                                 Unexercised in the
                                                                                                  Money Options at
                                                           No. of Common Shares Underlying          FY-End ($)(3)
                            Securities       Value         Unexercised Options at FY-End (#)(2)  --------------------
                            Acquired on      Realized      ---------------------------------        Exercisable/
Name                        Exercise (#)     ($)           Exercisable         Unexercisable       Unexercisable
---------------------       ------------     --------      ---------------------------------     --------------------
Joseph A. Basile, Jr.            0                0          691,665              458,335           236,978/200,522

Daniel L. Trampush               0                0          103,332              106,668                 0/0

Kevin R. Wright                  0                0           99,999              150,001                 0/0

Peter H. Meyer                   0                0           50,000              150,000            95,625/286,875

J. Jeffrey Mayhook               0                0           25,714               49,286             3,635/0

-------------------

(1) All disclosures relate to options to purchase Common Shares of GST.
(2) FY-End means the fiscal year ended December 31, 1999.
(3) Represents the total gain which would be realized if all in-the-money options held at December 31, 1999 were exercised, determined by multiplying the number of Common Shares underlying the options by the difference between the per share option exercise price and the fair market value of $9.0625 per share at December 31, 1999. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

EMPLOYMENT AND OTHER AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

         JOSEPH BASILE, JR. was employed by GST USA, Inc., our subsidiary, pursuant to an employment agreement effective as of October 20, 1998 for a four-year term, replacing Mr. Basile's March 11, 1997 employment agreement. The agreement provided for a base salary of $325,000 per annum, incentive compensation annually based upon GST's achievement of predetermined performance objectives pursuant to our Variable Incentive Plan and the reimbursement of relocation expenses. The agreement restricts Mr. Basile's ability to engage in activities competitive with those of GST. Mr. Basile was granted options to purchase an aggregate of 1,000,000 Common Shares as follows: (i) 25% of the 1,000,000 Common Shares subject to the options vested on the first anniversary date of the agreement and (ii) 1/36th of the remaining 750,000 Common Shares subject to the option vested on completion of each full calendar month following the date of the agreement. Any previously granted options which were unvested as of the date of the agreement were cancelled. See "Option Grants in Fiscal 1999." In the event of a change of control, the options would have vested and become immediately exercisable only if (i) in the event of such change of control, Mr. Basile did not receive substituted options with substantially the same benefits as provided under the agreement; and (ii) such acceleration would not cause an inability of a change of control transaction to be accounted for as a pooling of interest, if desired or applicable. Mr. Basile resigned from his position as President and CEO on January 24, 2000; however, due to accrued vacation time, his separation date was March 1, 2000.

         On February 12, 2000, Mr. Basile and GST USA entered into a Separation Agreement and Release of Claims, pursuant to which Mr. Basile received severance pay of $325,000. The Agreement also provided that Mr. Basile could surrender any vested but unexercised options to us, in consideration of which we would pay Mr. Basile the difference between the exercise price and the closing market price on the day of surrender; provided that any proceeds would be off-set by payment-in-full of the $100,000 loan we made to Mr. Basile in May 1997.

         DANIEL L. TRAMPUSH was employed by GST USA and GST Telecom, Inc., our subsidiaries, pursuant to an employment agreement effective March 3, 1997 for a three-year term. The agreement provided for a base salary of $240,000 per annum, which was increased to $256,000 effective April 15, 1998. The agreement restricts Mr. Trampush's ability to engage in activities competitive with those of GST. Mr. Trampush was granted options to purchase an aggregate 100,000 Common Shares, which is referred to as the Initial Option, exercisable in three equal annual installments commencing one year after grant. He was also eligible for additional option grants, referred to as Performance Options, as determined by the Compensation Committee based on his performance under the agreement with respect to criteria set forth in the agreement. In the event of a change of control, (i) the Initial Option would become exercisable in full, and (ii) Mr. Trampush would be eligible to receive additional
Performance Options or a cash payment in lieu thereof.

         PETER H. MEYER was employed by GST USA and GST Telecom pursuant to an employment agreement effective September 1, 1998 continuing through December 31, 2002. The agreement provided for a base salary of $190,000 per annum. The agreement provides for options relating to 200,000 Common Shares exercisable in three equal annual installments commencing one year after grant. In the event of a change of control, all options granted would have become exercisable in full. Mr. Meyer resigned on March 3, 2000.

         On March 7, 2000, Mr. Meyer and GST USA entered into a Separation Agreement and Release of Claims, pursuant to which Mr. Meyer received severance pay of $190,000. The Agreement also provided that Mr. Meyer could surrender any vested but unexercised options to us, in consideration of which we would pay Mr. Meyer the difference between the exercise price and the closing market price on the day of surrender; provided that any proceeds would be off-set by payment-in-full of the $100,000 loan we made to Mr. Meyer in September 1998.

         KEVIN R. WRIGHT is employed by GST USA and GST Telecom pursuant to an employment agreement effective August 1, 1997 continuing through March 5, 2001. The agreement provides for a base salary of $165,000 per annum, which was increased to $190,000 effective March 4, 1998. Mr. Wright has been granted options to purchase an aggregate of 200,000 Common Shares exercisable in three equal annual installments commencing one year after grant. He is also eligible for the grant annually of options with respect to that number of Common Shares as is determined by the Compensation Committee based upon his performance under the agreement with respect to criteria set forth in the agreement. In the event of a change of control, the initial 200,000 options become exercisable in full. If we terminate Mr. Wright's employment without cause, Mr. Wright is entitled to receive a lump sum payment equal to his annual base salary and one-third of any unvested stock options shall immediately vest.

         J. JEFFREY MAYHOOK has been granted 124,038 options, which, pursuant to a separate agreement, shall immediately vest upon a change of control, provided that if Mr. Mayhook voluntarily resigns or is terminated for cause within six
(6) months following the change of control, then (i) Mr. Mayhook shall immediately pay to us an amount equal to 50% of the net proceeds from any options that were exercised (and sold) and would not have been exercisable but for the accelerated vesting; and (ii) upon his separation, any remaining exercisable options shall be reduced by 50% of the total number of options that would not have been exercisable but for the accelerated vesting. The agreement further provides that if Mr. Mayhook is terminated without cause within six (6) months following the investment in more than 50% of our Common Shares by a private equity or other financial investor which is otherwise excluded from the definition of change of control, Mr. Mayhook's options will immediately vest and become exercisable.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         As of December 31, 1999, our Compensation Committee was composed of Messrs. Joseph G. Fogg, III, George B. Cobbe and Robert A. Ferchat. From January 1, 1999 to April 14,

1999, Jack Armstrong and Peter Legault, both former GST directors, were members of the Compensation Committee. No interlocking relationship exists between any member of our Board of Directors or Compensation Committee and any member of the Board of Directors or Compensation Committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee is or was formerly an officer or an employee of GST.

REPORT ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

         The Compensation Committee is responsible for developing and making recommendations to the Board of Directors with respect to our executive compensation and stock option policies and practices. In addition, the Compensation Committee approves the compensation to be paid to the Chief Executive Officer and all employees who report directly to the Chief Executive Officer.

         The Compensation Committee seeks to provide a competitive compensation program that will enable us to attract, motivate, reward and retain individuals who possess the skills, experience and talents necessary to advance our growth and financial performance. Our compensation policies are based on the principle that each executive's financial rewards should be aligned with the financial interests of our shareholders. The Compensation Committee also believes that the potential for equity ownership by management is beneficial in joining management's and shareholders' interest in the enhancement of shareholder value. Our executive compensation has four key elements: (i) base salary, (ii) an annual performance-based cash incentive plan, (iii) a long-term performance-based incentive plan that consists of stock options, and (iv) participation in the Employee Stock Purchase Plan.

BASE SALARIES

         Base salaries for our executive officers are determined initially by evaluating the responsibilities associated with the position held and the experience of the individual, and by reference to the competitive marketplace for management talent, including a comparison of base salaries for comparable positions at comparable companies within our industry. Adjustments in salary and performance-based bonuses in addition to base salary are determined by evaluating the competitive marketplace, GST's performance, the performance of the executive officer, and any increased responsibilities assumed by the executive officer. We believe that long-term compensation, such as stock options is the most important component of the compensation package. As a result, much consideration is given to the stock options held by our executive officers in determining their cash remuneration.

ANNUAL BONUSES AND INCENTIVE COMPENSATION

         From time to time, we consider the payment of cash bonuses and incentive compensation to our executive officers. We have implemented a Variable Incentive Plan, available to all non-commission-based employees, which awards bonuses based on a combination of each employee's personal objectives and GST's achievement of pre-determined targets. The plan provides that, subject to final review by the Compensation Committee, if GST fails to meet at least 90% of the threshold targets, no bonus will be paid regardless of personal performance level.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

         The Chief Executive Officer's compensation for 1999 was approved by an amendment to his employment agreement made effective as of the date of his appointment as CEO, on October 20, 1998. The Compensation Committee engaged the services of an executive compensation consultant to analyze compensation packages at similarly-situated companies and recommend competitive ranges for base salary and performance-based compensation. During 1999, the CEO's base salary was $325,000 and he was granted an option to purchase one million Common Shares, a portion of which vested on a monthly basis over a three-year period and the remainder which vested in a lump sum one year from the date of grant. Additionally, the CEO is eligible to participate in the Variable Incentive Plan described above. Pursuant to that plan, the CEO may receive incentive pay in an amount not to exceed 35% of his annual base salary if certain individual and company performance targets are met. In 1999, the CEO received a bonus of $56,875 for the six-month period ended June 30, 1999, pursuant to the plan. For the six-month period ended December 31, 1999, the CEO received a bonus of $29,859 under the plan, which was paid to him during 2000.

STOCK OPTION PLANS

         The Compensation Committee ties a significant portion of an executive's total opportunity for financial gain to increases in the value of the Common Shares. The Compensation Committee typically grants stock options to executive officers upon their appointment. Additionally, executive officers are eligible to receive options under a long-term performance-based incentive plan. From time to time, the Compensation Committee grants options to all employees under broad-based plans; however, executive officers are typically excluded from these plans.

         The Compensation Committee granted options to Messrs. Basile, Wright and Mayhook during 1999. The size of such awards was based generally on the factors described in the "Salaries" and "Compensation of Chief Executive Officer" paragraphs above.

QUALIFYING COMPENSATION

         The compensation paid to each of our executive officers in 1999 was below $1 million. As a result, it has not been necessary for the Compensation Committee to consider the potential impact of Section 162(m) of the Code ("Section 162(m)") adopted under the Federal Revenue Reconciliation Act of 1993, which disallows a tax deduction for any publicly-held corporation for certain executive officers' compensation exceeding $1 million per person in any taxable year unless it is "performance based" within the meaning of Section 162(m). The Compensation Committee will consider the potential application of Section 162(m) with respect to incentive compensation awards and other compensation decisions made by it in the future.

Joseph G. Fogg, III       George B. Cobbe       Robert A. Ferchat
Committee Chairman        Director              Director

COMPENSATION OF DIRECTORS

STANDARD COMPENSATION ARRANGEMENTS

         Each outside director, meaning a director who is not a GST employee, is paid a director's fee of $15,000 per annum, plus $1,500 per board meeting physically attended, per day. Each outside director is also paid an annual fee of $2,500 for membership on each committee of the board to which he is appointed and committee chairmen receive an annual payment of $5000. Committee members, including chairmen, receive $1000 per day or portion of a day for each committee meeting physically attended. Outside directors participating in telephonic meetings, whether committee or board meeting, receive $750 for each meeting. Upon election to the board of directors for the first time, each outside director is granted an option to purchase 15,000 Common Shares and an option to purchase 10,000 Common Shares for each additional year such person serves as a director. These options are exercisable at the closing price of the Common Shares on NASDAQ on the trading day immediately prior to the date of grant, and vest in full one year after the date of grant.

OTHER ARRANGEMENTS

         During 1999, we paid Robert A. Ferchat a total of $264,000 as compensation for time spent conducting company business or working on special projects on behalf of our company. Mr. Ferchat is paid for his services at a PER DIEM rate of $3000, which was approved by the Board of Directors.

         Additionally, during 1999 we paid A. Roy Megarry $17,000 as compensation for extraordinary services to the Audit and Litigation Committees and we paid $10,000 to Joseph G. Fogg, III as compensation for extraordinary services to the Litigation Committee. These one-time payments to Messrs. Megarry and Fogg were approved by the Board of Directors.

DIRECTORS' AND OFFICERS' LIABILITY INSURANCE  AND INDEMNITY

         We currently have three insurance policies insuring our directors and officers against certain liabilities incurred by them in the course of acting as a director or officer. The first policy is for a maximum amount of $10 million and has a $75,000 deductible, except that a deductible of $150,000 applies to claims asserted by the Securities and Exchange Commission. We have two excess policies for an aggregate $30 million. Each such excess policy becomes payable only if the preceding policies have been fully exhausted. The annual premium for these three policies is approximately $353,000. No additional premiums are required to be paid by the insured persons under those policies. The policies do not include a co-insurance clause. The insurance does not cover a director or officer in instances in which liability relates to such director's or officer's failure to act honestly and in good faith with a view to our best interests, in addition to other customary exclusions in such policies.

         Before the three current policies were in force, we maintained five directors' and officers' liability insurance policies in the aggregate amount of $40 million for an annual premium of approximately $346,000.

         In 1998, four of our present directors, namely , Messrs. Basile, Ferchat, Fogg and Megarry were named as defendants in a lawsuit initiated by several of our former officers and directors. The claims presented against the present directors were struck out by the court on October 6, 1999. That decision may be appealed by the plaintiffs in that case. In 1999, we have paid approximately $164,000 Cdn. by way of indemnity for the legal costs incurred by our present directors in defending this action.

PERFORMANCE GRAPH

         The following graph compares the performance of our Common Shares for the period from September 30, 1994 to December 31, 1999 with the performance of the NASDAQ Market Index and an industry index. We have selected the NASDAQ Market Index as a basis for comparison since our Common Shares have been quoted on the NASDAQ National Market since April 14, 1998. Our Common Shares traded on the AMEX from March 11, 1994 until April 14, 1998, and before 1994 were traded only on the Vancouver Stock Exchange, initially in Canadian dollars and on and after March 9, 1995 in U.S. dollars. Our relevant industry index is telephone communications (excluding radio telephone), which is composed of all NASDAQ companies with a Standard Industry Classification, or SIC, Code of 4813. We will furnish a list of the companies included in this index to any shareholder, upon written request made to the Corporate Secretary. For comparison purposes it is assumed that $100 was invested in the Common Shares and in the securities contained in such indices as they existed on September 30, 1994, and that any dividends are reinvested.

             COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE
        COMPANIES, PEER GROUPS, INDUSTRY INDEXES AND/OR BROAD MARKETS

                                  ---------------------------FISCAL YEAR ENDING---------------------------
COMPANY/INDEX/MARKET              9/30/1994   9/29/1995   9/30/1996   12/31/1997   12/31/1998   12/31/1999
GST Telecommctn                     100.00     135.06      236.36       246.75       136.36       188.31

Telephone Comm, Exc Radiotel        100.00     114.40      114.33       156.93       238.91       364.00

NASDAQ Market Index                 100.00     121.41      141.75       181.55       256.06       451.63
AMEX Market Index                   100.00     120.49      125.40       153.26       151.17       188.47

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding beneficial ownership of our Common Shares as of April 17, 2000 by:

         -    each of our directors
         -    each Named Executive Officer
         -    all executive officers and directors as a group

         Under the U.S. SECURITIES EXCHANGE ACT OF 1934, as amended, a person is deemed to be a "beneficial owner" of a security if he or she has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. More than one person may be deemed to be a beneficial owner of the same securities. The percentage ownership of each shareholder listed in the table below is calculated based on the total number of outstanding Common Shares on April 17, 2000, plus any Common Shares that such shareholder has the right to acquire within 60 days. Consequently, the denominator for calculating such percentage may be different for each shareholder.

         The table is based upon information supplied by our directors and executive officers. Except as noted below, the table includes shares that the individuals named below have the right to acquire within 60 days from April 17, 2000 upon exercise of stock options granted to that person. As of April 17, 2000, there is no person believed by management to be the beneficial owner of, or who has control or direction over, more than 5% of our outstanding Common Shares.


                                                              NUMBER OF COMMON SHARES          PERCENTAGE
                                                                   BENEFICIALLY               BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNER(S) (1)                           OWNED                      OWNED (2)
-------------------------------------------                   -----------------------         ------------
Robert A. Ferchat......................................             227,000 (3)                    *
Daniel Trampush........................................             182,917 (4)                    *
Kevin Wright...........................................             139,524 (5)                    *
J. Jeffrey Mayhook.....................................              49,212 (6)                    *
A. Roy Megarry.........................................              40,000 (7)                    *
Joseph G. Fogg, III....................................              35,000 (8)                    *
David W. Garrison......................................              35,000 (9)                    *
Stanley M.D. Beck......................................              28,800 (10)                   *
George B. Cobbe........................................              25,000 (11)                   *
Joseph A. Basile, Jr. .................................              11,137                        *
Peter H. Meyer.........................................               5,500 (12)                   *
All Directors and Executive Officers
  as a Group (13 persons)..............................             788,483 (13)                  2.0%

-------------------

*    Less than 1%.

(1) Unless otherwise indicated, the mailing address for each person listed is GST's principal executive offices. Unless otherwise indicated, to our knowledge, the persons named have sole voting and investment power over the number of GST common shares shown as being beneficially owned by them. As to each person or group named in the table, the table includes the following shares issuable upon exercise of options that are exercisable within 60 days after April 17, 2000: 110,546. This information, to the extent not within GST's knowledge or publicly made known by such person, has been provided by such person.
(2) Does not reflect the issuance of 500 Series A Preference Shares by GST to an affiliate of Princes Gate Investors II, L.P. in a private placement in February 1997 or any subsequent conversion of the Series A Preference Shares into Common Shares. Mr. Fogg is the co-chairman of the investment committee of Princes Gate.
(3)  Includes 225,000 Common Shares issuable upon exercise of options.
(4)  Includes 173,333 Common Shares issuable upon exercise of options.
(5)  Includes 133,332 Common Shares issuable upon exercise of options.
(6)  Includes 45,782 Common Shares issuable upon exercise of options.
(7)  Includes 35,000 Common Shares issuable upon exercise of options.
(8)  Includes 35,000 Common Shares issuable upon exercise of options.
(9)  Includes 15,000 Common Shares issuable upon exercise of options.
(10) Includes 15,000 Common Shares issuable upon exercise of options.
(11) Includes 15,000 Common Shares issuable upon exercise of options.
(12) Includes 2000 Common Shares held by Mr. Meyer's spouse in an Individual Retirement Account and 3500 Common Shares held by Mr. Meyer in an Individual Retirement Account.
(13) Includes an aggregate 700,069 Common Shares issuable upon exercise of options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the U.S. SECURITIES EXCHANGE ACT OF 1934, as amended, requires our directors, officers and beneficial owners of more than 10% of our Common Shares to file with the U.S. Securities and Exchange Commission, or SEC, initial reports of ownership of our equity securities and to file subsequent reports when there are changes in such ownership. Officers, directors and beneficial owners of more than 10% of our Common Shares are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

         Based on our review of these reports and on written representations from the reporting persons that no other reports were required, we believe that during the fiscal year ended December 31, 1999 all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except that one Form 3 for Mr. Wright and one Form 4 for each of Messrs. Ferchat and Cobbe was filed late.

                     INDEBTEDNESS OF DIRECTORS AND OFFICERS

         Except as set forth herein, none of the following individuals have been indebted to us or any of our subsidiaries or another entity, which was the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by us or any of our subsidiaries at any time since January 1, 1999:

         -    our directors;
         -    executive officers;
         -    senior officers;
         -    any proposed nominee for election as a director; or
         -    associates or affiliates of any of the above.

                                                                  LARGEST AMOUNT
                                                                 OUTSTANDING DURING
                                                                   (LAST COMPLETED             AMOUNT OUTSTANDING AS
 NAME AND PRINCIPAL                  INVOLVEMENT OF                FINANCIAL YEAR)               AT APRIL 17, 2000
     POSITION                     ISSUER OR SUBSIDIARY                  ($)                             ($)
---------------------             ---------------------          -------------------           ----------------------
Joe Basile                              Loan (1)                      116,823                            0
Dan Trampush                            Loan (2)                       72,000                            0
Peter H. Meyer                          Loan (3)                      106,116                            0
Kevin Wright                            Loan (4)                      109,350                      109,350

(1) In May, 1997, we loaned $100,000 to Joseph A. Basile, Jr., our former President, Chief Executive Officer and a current director, to enable him to purchase a new primary residence in the Vancouver, Washington area. The loan matured on March 11, 2000, accrued interest at a rate of 6% per annum, was unsecured but was to be prepaid to the extent of the proceeds from the sale of Mr. Basile's former residence and from the sale of Common Shares acquired upon exercise of options held by Mr. Basile. Such loan was made pursuant to the terms of his employment agreement, which was approved by the Board of Directors. The loan, and accrued interest, was paid in full in February, 2000.
(2) In March, 1997, we loaned $72,000 to Daniel L. Trampush, our former Senior Vice President and Chief Financial Officer, to enable him to purchase a new primary residence in the Vancouver, Washington area. The loan was interest free and matures in March 2002, was unsecured but was to be prepaid to the extent of the proceeds from the sale of Common Shares acquired upon exercise of options held by Mr. Trampush. Such loan was made pursuant to the terms of his employment agreement, which was approved by the Board of Directors. The Board of Directors forgave Mr. Trampush's loan in July, 1999.
(3) In September 1998, we loaned $100,000 to Peter H. Meyer, our former Senior Vice President, Sales and Marketing, to enable him to purchase a new primary residence in the Vancouver, Washington area. The loan had a maturity date of September 2001, accrued interest at a rate of 6% per annum, was unsecured but was to be prepaid to the extent of the proceeds from the sale of Mr. Meyer's former residence and from the sale of Common Shares acquired upon exercise of options held by Mr. Meyer. Mr. Meyer made an interest payment of approximately $6,000 during 1999. The loan, and accrued interest, was paid in full in March, 2000.
(4)  In June 1998, we loaned $100,000 to Kevin R. Wright, our Chief
     Technical Officer, to enable him to purchase a new primary residence in the Vancouver, Washington area. The loan matures on June 9, 2001, accrues interest at a rate of 6% per annum and is to be prepaid to the extent of the proceeds from the sale of Mr. Wright's former residence and from the sale of Common Shares acquired upon exercise of options held by Mr. Wright.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         None of our directors or executive officers, nor any person who has held such a position since January 1, 1999, nor any proposed nominee for election as a director, nor any associate or affiliate of the foregoing persons, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted on at the Meeting, other than the election of directors and the approval of amendments to our 1999 Stock Option and Amended and Restated 1996 Employee Stock Purchase Plan insofar as they may be granted options to purchase our Common Shares, pursuant thereto.

          INTEREST OF MANAGEMENT AND INSIDERS IN MATERIAL TRANSACTIONS

         Except as set out below or elsewhere herein, no insider, proposed nominee for election as a director, or any associate or affiliate of any of the foregoing persons had any material interest, directly or indirectly, in any transaction since January 1, 1999 or any proposed transaction which, in either case, has materially affected or will materially affect us or any of our subsidiaries, other than an interest arising from the ownership of our securities where the person receives no special or extra benefit not shared on an equal basis by all holders of that class.

         We are a party to a credit facility, which we refer to as the Tomen Facility, with Tomen America, Inc., or Tomen, pursuant to which, Tomen has the right to act as procurement agent for each network project it finances. As of December 31, 1999, we had purchased a total of approximately $32.2 million of equipment from Tomen, all of which was purchased prior to 1999. We believe that the prices we have paid to Tomen for equipment are comparable to prices we would have paid in transactions with unrelated third parties. Pursuant to the Tomen Facility, Tomen has the contractual right to appoint a designee to our Board of Directors, and Mitsuhiro Naoe was Tomen's designee until his resignation on May 28, 1999. During his service on our Board of Directors, Mr. Naoe did not have a direct or indirect material interest in any amounts we paid to Tomen. Tomen is not currently exercising its right to appoint a designee.

               STATEMENT OF CORPORATE GOVERNANCE DISCLOSURE

GENERAL

         Our Common Shares have been listed on The Toronto Stock Exchange, or TSE, since August 26, 1997. In 1995, the TSE adopted the report of its Committee on Corporate Governance in Canada and issued guidelines for effective corporate governance, which we refer to as the "guidelines." The guidelines address matters such as the constitution and independence of corporate boards, the functions to be performed by boards and their committees, and the effectiveness and education of board members. To implement these guidelines, the TSE requires each listed corporation to provide annual disclosure regarding its approach to corporate governance, namely, a description of our system of corporate governance, with specific reference to the 14 guidelines.

         Our Governance and Nominating Committee and Board has reviewed the guidelines and concluded that our corporate governance systems and practices are in alignment with each of the guidelines, as discussed below.

MANDATE OF THE BOARD

         Under the guidelines, the board of directors should explicitly assume responsibility for the stewardship of the corporation. The mandate of our Board of Directors is to supervise the management of the business and affairs of the Company. In fulfilling its mandate, the Board is responsible for, among other things:

         -    adoption of a strategic planning process;

         - identifying the principal risks of our business and ensuring the implementation of the appropriate systems to manage these risks;

         - succession planning, including appointing, training and monitoring of senior management;

         - implementing a communications policy to facilitate communications with shareholders, analysts and media; and

         - ensuring the integrity of our internal control and management information systems.

         The frequency of meetings of the Board, as well as the nature of the items discussed, depend upon the state of our affairs and the opportunities and risks which we face. The Board of Directors met twenty-one times in 1999, including telephonic meetings, and all current directors attended at least 75 percent of the meetings of the Board and Committees of which they were members.

COMPOSITION OF THE BOARD

         The guidelines recommend that a board of directors be constituted with a majority of individuals who qualify as "unrelated directors." The guidelines define an unrelated director as a director who is independent of management and free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with the director's ability to act with a view to the best interests of the corporation, other than interests arising from shareholdings.

         The directors have examined the relevant definitions in the guidelines and have individually considered their respective interests and relationships in and with GST. The Board's slate of nominees to be considered at the Meeting is comprised of five directors, all of whom would be considered unrelated directors. None of the nominees are part of management of GST. Although Mr. Ferchat has undertaken special projects on behalf of GST in the last year and has been compensated for doing so, the Board considers that this arrangement is temporary and meant to accommodate certain unique demands on GST, and not of a nature akin to his being part of the day-to-day management of GST.

         The Board proposed for election consists of five directors. The Board considers its size to be appropriate at the current time.

         The guidelines recommend that the Board should appoint a committee of directors to be responsible for the corporation's approach to corporate governance issues. Our Board has appointed a Governance and Nominating Committee, comprised entirely of outside, unrelated directors. Additionally, the Board has an Audit Committee, a Compensation Committee and an Executive Committee. The mandates of each committee are set out below. During 1999, the Board disbanded its Litigation Committee and Finance Committee.

AUDIT COMMITTEE

         The Audit Committee is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities relating to our accounting, reporting and financial control practices. The committee reviews our annual and interim financial statements and certain other public disclosure documents required by regulatory authorities and makes recommendations to the board with respect to such statements and documents. The committee also makes recommendations to the Board regarding the appointment of independent auditors, reviews the nature and scope of the annual audit as proposed by the auditors and management, and reviews with management the risks inherent in our business and risk management programs relating thereto. The committee reviews with the auditors and management the adequacy of our internal accounting control procedures and systems. The committee conducts, on an ongoing basis, an appropriate review of related party transactions. The committee also reviews the systems and procedures for direct communication between the committee and our internal accounting staff and the auditors.

         Further information regarding the Audit Committee is set out in the Audit Committee Report below.

         The members of the Audit Committee are Messrs. Cobbe, Megarry and Ferchat. All three members are outside, unrelated directors. The committee held a total of ten meetings during 1999.

GOVERNANCE AND NOMINATING COMMITTEE

         The Governance and Nominating Committee is responsible for addressing our approach to corporate governance issues. The committee periodically reviews the structure and mandates of all committees. The Board of Directors adopted a Corporate Governance Manual in April 1999. The Governance and Nominating Committee periodically reviews this manual and recommends modifications to the Board.

         The Governance and Nominating Committee is also responsible for evaluating board performance and recommending nominees to the Board. The committee considers and recommends the appropriate size and composition of the Board, establishes qualifications for directors and committee members, annually recommends to the Board a slate of nominees for election by the shareholders and recommends nominees to fill any vacancy on the Board which may arise. The committee also recommends and approves an orientation and education program for new recruits to the Board. The committee reviews and makes recommendations concerning executive succession plans, including recommending successors to senior officers, such as Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and other senior executives as the committee deems appropriate. Any member of the Board of Directors can present names for consideration, and no action is taken on any candidate until that candidate is discussed with each non-employee member of the Board. Further, all proposed nominees for membership on the Board of Directors submitted in writing by shareholders to the Secretary will be brought to the attention of the Nominating Committee.

         The members of the Governance and Nominating Committee are Messrs. Megarry, Beck, Ferchat and Garrison. All four members are outside, unrelated directors. The committee held a total of three meetings during 1999.

COMPENSATION COMMITTEE

         The Compensation Committee is responsible for reviewing and making recommendations to the Board concerning our executive compensation and benefit plans. The Committee sets annual and long-term performance goals for the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and other senior executives and evaluates their performance against these goals. The committee also administers our stock option plans, share purchase plans and other share compensation arrangements. The committee establishes and periodically reviews our compensation policies and practices for executive officers and other employees, including salaries, bonuses, cash incentives, long-term incentive compensation, stock purchase plans and other programs.

         As recommended in the guidelines, the Compensation Committee reviews and ensures that the compensation of directors reflects the responsibilities and risks involved in being an effective director.

         Further information concerning the Compensation Committee's approach to compensation is set out in the Report on Executive Compensation above.

         The members of the Compensation Committee are Messrs. Fogg, Cobbe, Ferchat and Garrison. All four members are outside, unrelated directors. The committee held a total of six meetings during 1999.

EXECUTIVE COMMITTEE

         The Executive Committee meets as may be required between Board meetings with a view to developing our strategic plan, canvassing specific business and managerial issues and carrying out additional review of such plan and issues for consideration by the Board.

         The members of the Executive Committee are Messrs. Fogg, Ferchat and Beck. All three members are outside, unrelated directors. The committee was formed on November 7, 1999 and did not hold any formal meetings during the remainder of 1999.

INDEPENDENCE FROM MANAGEMENT

         The guidelines state that the independence of the Board is most simply assured by appointing a Chairman who is not a member of management. The Chairman of the Board, Mr. Ferchat, is not a member of management, and the Board considers that additionally, by virtue of the number of unrelated directors, it is independent from management.

COMMUNICATIONS POLICY/INVESTOR RELATIONS

         We communicate regularly with our shareholders through press releases, and annual and quarterly reports. Investor and shareholder concerns are addressed on an on-going basis by our investor relations department. Information about us is also available on our web site at www.gstcorp.com. The web site is regularly updated and permits access to annual reports, press releases, product overviews and other information.

DECISIONS REQUIRING PRIOR APPROVAL BY THE BOARD

         The Board has adopted a process whereby it will approve an annual business plan and operating budget and will review performance against the plan at various times throughout the year. The Board has also adopted an explicit policy setting limits on management's responsibility and requiring Board approval of any action leading to a material change in the nature of our business, including any acquisition or disposition of a significant asset or operating unit. The Board also approves key borrowing and financing decisions. They also determine, based on the recommendation of the Compensation Committee, the responsibilities and compensation of the Chief Executive Officer and other senior executive officers.

ABILITY OF DIRECTORS TO ENGAGE OUTSIDE ADVISORS

         The guidelines recommend that individual directors should be empowered to engage outside advisors, as needed, and at our expense. We support this view, and currently all requests to engage outside advisors are brought to the Audit Committee. Such requests are currently addressed on a case-by-case basis; however, the Audit Committee will continue to assess whether a more formal system should be implemented.

BOARD'S EXPECTATIONS OF MANAGEMENT

         The Board expects management to operate the company in accordance with the approved annual business plan and operating budget, to act in a commercially reasonable manner to enhance long-term shareholder value, and to otherwise manage our day-to-day affairs in a prudent manner. Management is expected to provide regular financial and operating reports to the Board and to make the Board aware of all important issues and major business developments, particularly those not anticipated previously.

                          REPORT OF THE AUDIT COMMITTEE

         Effective January 31, 2000, the Securities and Exchange Commission adopted new rules and amendments to current rules relating to the disclosure of information about companies' audit committees. In large part, the new rules are based on recommendations made by the Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees. The new rules require that, for all votes of shareholders occurring after December 15, 2000, the proxy statement must contain a report of the audit committee addressing several issues identified in the rules. In addition, the SEC recommends that audit committees adopt written charters. Any such charter must be included as an attachment to the proxy statement at least once every three years. Our Audit Committee adopted a charter in April 1999, and it is included in this proxy statement as Appendix B.

         Our Audit Committee consists of three directors, all of whom are independent directors. Consistent with Nasdaq's independent director and audit committee listing standards, as amended on December 14, 1999, a director will not be considered "independent" if, among other things, he has:

         - been employed by the corporation or its affiliates in the current or past three years; - accepted any compensation from the corporation or its affiliates in excess of $60,000 during the previous fiscal year (except for board service, retirement plan benefits, or non-discretionary compensation);

         - an immediate family member who is, or has been in the past three years, employed by the corporation or its affiliates as an executive officer;

         - been a partner, controlling shareholder or an executive officer of any for-profit business to which the corporation made, or from which it received, payments (other than those which arise solely from investments in the corporation's securities) that exceed five percent of the organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

         - been employed as an executive of another entity where any of the company's executives serve on that entity's compensation committee.

         The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 1999 with management and with the independent auditors. Specifically, the Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), which includes, among other things:

         -    methods used to account for significant unusual transactions
         - the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;
         - the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates; and
         - disagreements with management over the application of accounting principles, the basis for management's accounting estimates, and the disclosures in the financial statements.

         The Audit Committee has received the written disclosures and the letter from our independent accountants, KPMG LLP, required by Independence Standards Board Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES. Additionally, the audit committee has discussed with KPMG the issue of its independence from GST.

         Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

George B. Cobbe       A. Roy Megarry      Robert A. Ferchat
Chairman              Director            Director

                                  OTHER MATTERS

         The Board of Directors does not know of any other matters to come before the Meeting other than those referred to in the accompanying Notice of Meeting. If matters other than those described herein should properly arise at the Meeting, the proxies will vote on such matters in accordance with their best judgment.

                                  ANNUAL REPORT

         Our Annual Report on Form 10-K for the fiscal year ended December 31, 1999, including the consolidated financial statements and related notes thereto, together with the report of independent auditors, accompanies this Proxy Circular.

                              SHAREHOLDER PROPOSALS

         Shareholder proposals in respect of matters to be acted upon at our 2001 Annual Meeting of Shareholders should be received by the Secretary at our principal executive offices on or before March 10, 2001 in order that they may be considered for inclusion in our proxy materials. Our principal executive offices are located at:

                          GST Telecommunications, Inc.
                                4001 Main Street
                              Vancouver, WA 98663.

                                  CERTIFICATION

         The undersigned hereby certifies that the contents and the sending of this Proxy Circular have been approved and authorized by the directors of the Company.

DATED at Vancouver, Washington, this 1st day of May, 2000.

                                       ON BEHALF OF THE BOARD OF DIRECTORS


                                       /s/ Robert A. Ferchat
                                       -----------------------------------
                                           (Robert A. Ferchat)
                                           Chairman of the Company

                                   Appendix A

      Text of Resolution Regarding Surrender and Re-Grant of Stock Options

         BE IT RESOLVED THAT:

         (1) The offer made by the Company to the insiders of the Company, other than the directors of the Company, who are holders of outstanding stock options granted under the Company's various stock option plans, as such offer is described in the Proxy Circular of the Company dated May 1, 2000 be and is hereby ratified and approved;

         (2) Upon the surrender of an option under the above offer, the number of Common Shares reserved for issuance under the 1999 Plan be increased and the number of Common Shares reserved for issuance under the Old Plan under which such option was granted be correspondingly decreased by the number of shares issuable upon the exercise of the surrendered option.

                                   APPENDIX B

                             AUDIT COMMITTEE CHARTER

         FUNCTION

          The Board delegates to the Audit Committee the role to assist the Board in fulfilling its oversight responsibilities by reviewing:

     - the financial information that will be provided to the shareholders and others;

     - the system of internal control management that the Board of Directors have established;

     - all audit processes related to the protection of Company assets and shareholder fiduciary interests, including compliance and statutory and regulatory reporting; and

     - health, safety and environmental compliance, reporting and control processes.

          COMPOSITION

          The Audit Committee of the Board of Directors of GST shall consist of a minimum of three independent members of the Board. The Committee shall elect a Chairman from among its members. The Secretary to the Board of Directors will serve as Secretary to the Committee.

          AUTHORITY

          The Audit Committee is granted the authority to investigate any activity of the Company related to its specific duties and all employees are directed to cooperate as requested by members of the Committee. The Internal Audit function and external auditors (KPMG) shall report and be responsible to this Committee.

          RESPONSIBILITY

     - The Audit Committee facilitates open communication among the internal auditors, the independent accountants and the Board of Directors.

     - The Audit Committee reports Committee actions to the full Board and makes appropriate recommendations.

     - The Audit Committee has the power to conduct or authorize investigations into matters within the Committee's scope of responsibilities. The Committee is authorized to retain independent counsel, accountants or others it needs to assist in an investigation.

     - The Committee will meet at least four times a year and more frequently if circumstances make that preferable. The Chairman of the Audit Committee has the power to call meetings. An Audit Committee member will not vote on any matter in which he or she is not independent.

     - The Committee will ensure that the independent accountants are aware that the Audit Committee, not management, is their client.

     - The Committee will do whatever else the law, the Company's charter or bylaws or the Board of Directors requires.

          In addition, the Committee shall undertake reviews of major expenditures of funds, capital or other projects, or programs to ensure that the Company has obtained value for the funds expended and to determine whether the objectives established for such expenditures have been realized.

          MINUTES OF THE MEETINGS

          The Secretary of the Company will prepare the minutes of each meeting of the Committee and send them to Committee members and all Directors of the Company who are not members of the Committee.

          SPECIFIC DUTIES

          The Audit Committee shall:

     - Recommend to the Board of Directors the independent accountants to be selected to audit the books and records of the Company and review with management the responsiveness of the independent accountants to the Company's needs. Review and concur with the engagement of the independent accountants (or related entity) for any services, including audit and tax, where the fees for such services exceed $25,000.

     - Review with the Company's management, internal audit personnel, the independent accountants and the Company's general counsel the Company's policies and procedures to reasonably assure the adequacy of internal accounting and financial controls, the adequacy of insurance coverage, a code of legal and ethical business conduct and the appropriate control of confidential information. The Committee will also inquire as to significant risks or exposure and assess the steps management has taken to minimize such risks.

     - Oversee and receive reports of the work of the internal audit functions and the annual work plans and the verification processes to complement the external audit.

     - Review, prior to the annual audit, the scope and general extent of the independent accountant's audit examination, including their engagement letter and proposed fees. The Committee's review should entail an understanding from the independent accountants of the factors considered by them in determining the scope of the audit and also review the independence of the auditors.

     - Review with management and the independent accountants, upon completion of their review or audit, the financial results for each quarter and the full year prior to their release to the public, together with a review of the news release, to determine that the independent accountants are satisfied with the disclosure and content of the financial information to be presented to the shareholders and the public. Such review should encompass significant adjustments proposed by the independent accountants, any changes in accounting principles or policies, supplemental disclosures required by generally accepted accounting principles or U.S. or Canadian securities commissions, significant non-recurring transactions, tax policy matters and other matters relating to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.

     - Review with management and the independent accountants the adequacy and cost effectiveness of data processing, internal auditing, accounting and financial controls of the corporation including those matters in the independent accountants' "Letter to Management."

     - Provide opportunity at each meeting for the independent accountants to meet with the Audit Committee without members of management present. Among the items to be discussed at these meetings are the independent accountants evaluation of the Company's accounting and auditing personnel, the cooperation which they received from management during the course of the audit and the extent to which undue pressure, if any, was brought to bear on the independent accountants by management.

     - Review the internal audit program for the coming year. Receive and review with management a written report on each completed internal audit and require notification when follow-up internal audits disclose that corrective actions have not been implemented or have not been effective.

     - Review and concur in the appointment, replacement, reassignment or dismissal of internal audit personnel.

     - Review the Company's cash management program, including investment guidelines.

     -    Review the appropriateness of all accruals and reserves.

     - Ensure that the independent accountants meet with the full Board at least once a year.

     - Ensure that the independent accountants, internal audit personnel and financial management provide the Committee with their comments on the quality, not just the acceptability, of the Company's financial reporting.

     -    Review the Circular of Authorities at least once a year.

     - Receive an annual report from the CFO and external auditors indicating whether or not management's travel expenditures, political contribution and charitable donations are consistent with Company policy.

     - Receive reports from senior management, internal audit staff, the independent accountants and other parties regarding significant litigation, investigations by regulatory agencies, embezzlement or misuse of Company assets, violations of insider trading rules and illegal payments of any kind.

     - Review at least annually the Company's compliance with health, safety and environmental regulations and the processes to ensure "best practices' are being followed to the degree possible.

                          GST TELECOMMUNICATIONS, INC.

                                     PROXY

                             FOR THE ANNUAL MEETING
                             TO BE HELD JUNE 8, 2000

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

         The undersigned, being a shareholder of GST Telecommunications, Inc. (the "Company"), hereby appoints Robert A. Ferchat, Chairman of the Company, or failing him, Donald A. Bloodworth, Senior Vice President and Chief Financial Officer of the Company, or, alternatively, [INSERT NAME OF PROXYHOLDER TO BE APPOINTED]__________________________, of [ADDRESS OF
PROXYHOLDER]__________________________________ as proxyholder, to attend the
Annual Meeting of the Company to be held at 10:30 a.m. (local time) at The Pan Pacific Hotel, 300-999 Canada Place, Vancouver, British Columbia, Canada on June 8, 2000, and any adjournment thereof, and to vote all the Common Shares that the undersigned would otherwise be entitled to vote if personally present at such Annual Meeting, or any adjournment thereof, with respect to the matters set forth below as follows:

         1.       To fix the number of directors to be elected at six.

                  / / VOTE FOR          / / AGAINST             / / ABSTAIN


         2. To vote for the election of the following directors: Stanley M.D. Beck, George B. Cobbe, Robert A. Ferchat, Joseph G. Fogg, III, David W. Garrison, and A. Roy Megarry.

                  / / VOTE FOR all nominees / / WITHHOLD VOTE for all nominees (except as marked to the contrary below)

                  (INSTRUCTIONS: To withhold vote for any individual nominee, strike a line through the nominee's name in the list below)

                           Stanley M.D. Beck
                           George B. Cobbe
                           Robert A. Ferchat
                           Joseph G. Fogg, III
                           David W. Garrison
                           A. Roy Megarry

         3. To approve an amendment to the Company's Amended and Restated 1996 Employee Stock Purchase Plan, reserving an additional 300,000 shares for issuance thereunder. (1)

                  / / VOTE FOR          / / AGAINST          / / ABSTAIN

         4. To approve an amendment to the Company's 1999 Stock Option Plan to "pour-over" Common Shares available for issuance under the Company's other stock option plans into the 1999 Stock Option Plan.(1)

                  / / VOTE FOR           / / AGAINST         / / ABSTAIN

         5. To approve a proposal to re-grant and re-price certain of the Company's outstanding stock options.(2)

                  / / VOTE FOR           / / AGAINST         / / ABSTAIN

         6. To approve an amendment to the Company's 1999 Stock Option Plan, reserving an additional 2,000,000 shares for issuance thereunder.(1)

                  / / VOTE FOR           / / AGAINST        / / ABSTAIN

         7. Appointment of KPMG Peat Marwick LLP, Certified Public Accountants, to serve as auditors for the Company and to authorize for the directors to fix the remuneration to be paid to the auditors.

                  / / VOTE FOR           / / AGAINST        / / ABSTAIN


The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Circular, both dated as of April 28, 2000 and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

THE UNDERSIGNED HEREBY REVOKES ANY PROXY PREVIOUSLY GIVEN.

DATED this ________ day of ______________________, 2000.


-------------------------------                -------------------------------
NAME (Please Print)                            SIGNATURE


NOTES:

(1) Under the rules of The Toronto Stock Exchange, this resolution must be approved by a majority of the "disinterested" shareholders of the Company. A shareholder is not "disinterested" if he or she is an insider of the Company to whom options or rights may be granted under such Plan or an associate of such person. If you are not "disinterested" you must abstain from voting on this resolution and should mark your proxy accordingly.

(2) Under the rules of the TSE, this resolution must be approved by a majority of the "disinterested" shareholders of the Company. A shareholder is not "disinterested" if he or she is an insider of the Company who is eligible to participate in the re-granting and re-pricing of options under this proposal, or an associate of such person. If you are not "disinterested" you must abstain from voting on this resolution and should mark your proxy accordingly.

(3) Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. When signing on behalf of a corporation, the proxy should be executed under the corporation's seal or by an authorized officer or attorney of such corporation, giving your title as such.

                                      NOTES

         1. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED OR WITHHELD FROM VOTING ON ANY POLL IN ACCORDANCE WITH THE INSTRUCTION OF THE SHAREHOLDER. IF THE SHAREHOLDER HAS SPECIFIED A CHOICE WITH RESPECT TO ANY OF THE ITEMS ABOVE BY MARKING AN "X" IN THE SPACE PROVIDED FOR THAT PURPOSE, THE SHARES WILL BE VOTED ON ANY POLL IN ACCORDANCE WITH THAT CHOICE. IF NO CHOICE IS SPECIFIED AND ONE OF THE PERSONS NAMED IN THE PROXY IS APPOINTED PROXYHOLDER, THE SHARES REPRESENTED BY SUCH PROXY WILL BE VOTED IN FAVOR OF EACH OF THE MATTERS IDENTIFIED THEREON. IF ANY AMENDMENTS OR VARIATIONS TO MATTERS IDENTIFIED IN THE NOTICE OF MEETING ARE PROPOSED AT THE MEETING OR IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, DISCRETIONARY AUTHORITY IS HEREBY CONFERRED ON THE NAMED PROXYHOLDER WITH RESPECT THERETO.

         2. A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON OTHER THAN THE PERSONS NAMED IN THE PROXY AS PROXYHOLDER (WHICH PERSON NEED NOT BE A SHAREHOLDER) TO ATTEND AND ACT ON HIS BEHALF AT THE ANNUAL MEETING. TO EXERCISE THIS RIGHT, THE SHAREHOLDER MUST STRIKE OUT THE NAMES OF THE PERSONS NAMED ON THIS PROXY, INSERT THE NAME OF THE PERSON TO BE APPOINTED IN THE SPACE PROVIDED AND SIGN AND RETURN THIS PROXY IN THE MANNER REFERRED TO HEREIN.

         3. This Proxy will not be valid unless it is dated and signed by the shareholder or the shareholder's attorney authorized in writing. In the case of a shareholder which is a corporation, association or other entity, this Proxy must be dated and executed under its corporate seal or signed by a duly authorized officer or attorney for the corporation, association or other entity. If not dated, this proxy will be deemed to bear the date on which it is mailed.

         4. To be effective, the Proxy together with the power of attorney or other authority, if any, under which it was signed or a notarially certified copy thereof, must be deposited with the Company's transfer agent, Montreal Trust Company of Canada, 510 Burrard Street, Vancouver, British Columbia, V6C 3B9 (facsimile (604) 683-3694), at least 48 hours (excluding Saturdays, Sundays and statutory holidays) before the time of the Annual Meeting. Non-registered shareholders who received this Proxy through their broker or intermediary should deliver the Proxy in accordance with the instructions given by such broker or intermediary.



         Your name and address are shown in the same manner in which the shares of the Company held by you are registered. Please notify Montreal Trust Company of Canada of any change in your address or other registration information.

                                      -3-